Certifications of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Houston Wire & Cable Company (the “Corporation”) for the fiscal quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Charles A. Sorrentino, as Chief Executive Officer of the Corporation, and Nicol G. Graham, as Chief Financial Officer of the Corporation, each hereby certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Charles A. Sorrentino
Charles A. Sorrentino
Chief Executive Officer

August 1, 2007

/s/ Nicol G. Graham
Nicol G. Graham
Chief Financial Officer

August 1, 2007

This certification accompanies the Report pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by Houston Wire & Cable Company for purposes of section 18 of the Securities Exchange Act of 1934, as amended.